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                                                                       EXHIBIT 5


                          [DYKEMA GOSSETT LETTERHEAD]


                               November 22, 1999



Comshare, Incorporated
555 Briarwood Circle
Ann Arbor, Michigan 48108

                  Re:      1998 Global Employee Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel to Comshare, Incorporated, a Michigan corporation (the "Company") in connection with the preparation of the Registration Statement (Form S-8) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), providing for the sale by the Company in the manner described in the Registration Statement, of up to 900,000 shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), under the Company's 1998 Global Employee Stock Option Plan.

         We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the 900,000 shares of Common Stock, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                                          Sincerely,

                                                          DYKEMA GOSSETT PLLC


                                                          /s/ Thomas S. Vaughn
                                                          Thomas S. Vaughn